PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated August 8, 2025)	Registration No. 333-288908

Up to $7,525,033

BANZAI INTERNATIONAL, INC.

Class A Common Stock

We have previously entered into an At the Market Offering Agreement (the “Sales Agreement”), with H.C. Wainwright & Co., LLC (“Wainwright” or the “sales agent”) relating to the sale of shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of such Sales Agreement, pursuant to this prospectus supplement and the accompanying prospectus, from time to time we may offer and sell shares of our Class A common stock having an aggregate offering price of up to $7,525,033 from time to time through Wainwright acting as our agent or principal.

Our Class A common stock is listed on The Nasdaq Capital Market under the symbol “BNZI”. On August 21, 2025, the last reported sale price of our Class A common stock on The Nasdaq Capital Market was $3.01 per share.

Sales of our Class A common stock, if any, under this prospectus supplement will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on or through The Nasdaq Capital Market, the trading market for our Class A common stock, or any other existing trading market in the United States for our Class A common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. Wainwright is not required to sell any specific amount of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Wainwright and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Wainwright for sales of Class A common stock sold pursuant to the Sales Agreement will be up to 3.0% of the gross proceeds of any shares of Class A common stock sold under the Sales Agreement. See “Plan of Distribution” beginning on page S-12 for additional information regarding the compensation to be paid to Wainwright. In connection with the sale of the Class A common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act. This offering pursuant to this prospectus supplement and the accompanying prospectus will terminate upon the earlier of (a) the sale of our common stock pursuant to this prospectus supplement and the accompanying prospectus having an aggregate sales price of $7,525,033 or (b) the termination by us or Wainwright of the sales agreement pursuant to its terms.

As of the date of this prospectus supplement, the aggregate market value of our outstanding Class A common stock held by non-affiliates (the “public float”), was $22,575,098, which was calculated based on 3,473,092 shares of our outstanding Class A common stock held by non-affiliates at a price of $6.50 per share, the closing price of our Class A common stock on July 1, 2025, as reported on The Nasdaq Capital Market. During the twelve (12) calendar months prior to and including the date of this prospectus supplement, we did not sell any securities pursuant to General Instruction I.B.6 of Form S-3.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and a smaller reporting company as defined under Rule 405 of the Securities Act, and, as such, are subject to certain reduced public company reporting requirements. See ‘‘Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company” on page S-4 of this prospectus supplement.

Except as otherwise indicated, all references to our common shares, share data, per share data and related information depict the effect of the 1-for-10 reverse stock split of the shares of our outstanding common stock, effective as of July 8, 2025 (the “July Reverse Stock Split”), as if it had occurred at the beginning of the earliest period presented. The July Reverse Stock Split combined each ten shares of our outstanding shares of common stock into one share of common stock, without any change in the par value per share, and the July Reverse Stock Split correspondingly adjusted, among other things, the number of shares of outstanding common stock.

Investing in our Class A common stock involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is August 27, 2025.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed on Form S-3 (333-288908) with the U.S. Securities and Exchange Commission (“SEC”), using a “shelf” registration process. By using a shelf registration statement, we may sell an unspecified amount of securities from time to time. This prospectus supplement and the accompanying prospectus relates to the offering of our Class A common stock. Under this prospectus supplement and the accompanying prospectus, we may offer and sell shares of our Class A common stock having an aggregate offering price of up to $7,525,033 from time to time through Wainwright acting as our agent or principal at prices and on terms to be determined by market conditions at the time of the offering. We provide information to you about this offering of shares of our Class A common stock in two separate documents that are bound together: (1) this prospectus supplement, including the documents incorporated by reference therein, which describes the specific details regarding this offering; and (2) the accompanying prospectus, including the documents incorporated by reference therein, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where You can Find More Information” and “Information Incorporation by Reference.”

We have not, and Wainwright has not, authorized anyone to provide any information other than that contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and Wainwright take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and Wainwright is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the documents incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed with the SEC and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

When we refer to “Banzai,” “we,” “our,” “us” and the “Company” in this prospectus supplement and the accompanying prospectus, we mean Banzai International, Inc., unless otherwise specified.

We use our trademarks in this prospectus as well as trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

S-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein each contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein other than statements of historical fact, including statements regarding our future operating results and financial position, including profitability, our business strategy and plans, market growth, product and service releases, the status of product development, compliance with applicable listing requirements or standards of The Nasdaq Capital Market, demand for our products and services, and our objectives for future operations, are forward-looking statements. In some cases the words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” or the negative of these terms and similar expressions are intended to identify forward-looking statements.

Forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein include, but are not limited to, statements about:

●	future financial, business and operating performance and goals;

●	annualized recurring revenue and customer retention;

●	ongoing, future or ability to maintain or improve its financial position, cash flows, and liquidity and its expected financial needs;

●	potential financing and ability to obtain financing;

●	our continued listing on The Nasdaq Capital Market;

●	acquisition strategy and proposed acquisitions and, if completed, their potential success and financial contributions;

●	strategy and strategic goals, including being able to capitalize on opportunities;

●	expectations relating to our industry, outlook and market trends;

●	total addressable market and serviceable addressable market and related projections;

●	plans, strategies and expectations for retaining existing or acquiring new customers, increasing revenue and executing growth initiatives; and

●	product areas of focus and additional products that may be sold in the future.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements. Therefore, investors should not rely on any of these forward-looking statements. Factors that may cause actual results to differ materially include changes in the markets in which we operate, customer demand, the financial markets, economic, business and regulatory and other factors, such as our ability to execute on its strategy. More detailed information about risk factors can be found in this prospectus, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under the heading “Risk Factors,” and in other reports filed us, including reports on Form 8-K. We do not undertake any duty to update forward-looking statements after the date they are made, except as required by law.

S-2

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our Class A common stock discussed under “Risk Factors” beginning on page S-6 of this prospectus supplement and under the section “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and any amendment or update thereto reflected in subsequent filings with the SEC, along with our financial statements and notes to those financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Except as otherwise indicated, all references to our common shares, share data, per share data and related information depict the effect of the July Reverse Stock Split, as if it had occurred at the beginning of the earliest period presented. The July Reverse Stock Split combined each ten shares of our outstanding shares of common stock into one share of common stock, without any change in the par value per share, and the July Reverse Stock Split correspondingly adjusted, among other things, the number of shares of out outstanding common stock.

Overview

Our Company

Banzai International, Inc. (f/k/a 7GC & Co. Holdings Inc.) is a Software as a Service (“SaaS”) company operating in the marketing technology (“MarTech”) industry. We provide our customers with tools to help them market and sell with greater efficiency and impact. To date, Banzai has supported over 90,000 global customers, including entrepreneurs and Fortune 500 companies. Our customers include Amazon, Dell, Salesforce, Aflac, Thermo Fisher Scientific, and many other globally recognized brands.

Banzai grows in three ways: acquiring new customers through our sales and marketing efforts, expanding our platform through the development and acquisition of MarTech products, and cross-selling additional solutions to our existing customers. When evaluating acquisitions, we look for profitable businesses with customer profiles that align with our values and growth strategy. When considering additional products to purchase and offer, we look at customer satisfaction levels because we believe that is a good indicator of a product’s trajectory.

Our vision is to build a suite of mission-critical solutions that address a broad spectrum of customer needs. By integrating these tools, we aim to create efficiencies and unlock shared data and assets that power more advanced AI capabilities. Between the first quarter of 2024 and the first quarter of 2025, Banzai has acquired two companies, ClearDoc, Inc. (d/b/a OpenReel) and Vidello, Ltd. Our platform currently includes several products, ranging across demand generation, webinar hosting, video creation and email newsletters.

We sell most of our products using a recurring subscription license model typical in SaaS businesses, with customer contracts that vary in term length from single months to multiple years. As of December 31, 2024, our customer base included over 3,070 customers operating in over 90 countries, across numerous different industries, including healthcare, financial services, e-commerce, technology, media and others. No single customer represents more than 10% of our revenue.

We were originally incorporated in Delaware in September 2020 as a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. Upon closing our initial business combination on December 14, 2023 (the “Business Combination”) pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of December 8, 2022, with Banzai Operating Co LLC (f/k/a Banzai International, Inc.) (“Legacy Banzai”), 7GC Merger Sub I, Inc. (“First Merger Sub”), and 7GC Merger Sub II, LLC (“Second Merger Sub”) (as amended by the Amendment to Agreement and Plan of Merger, dated as of August 4, 2023, the “Merger Agreement”), we acquired Legacy Banzai. Legacy Banzai operates under the name “Banzai Operating Co Inc.” (the “Operating Company”) and is one of our two wholly owned subsidiaries. Legacy Banzai was incorporated in Delaware in September 2015. Our business operations are currently conducted by the Operating Company and two of our subsidiaries, OpenReel and Vidello.

The rights of holders of our Class A common stock and the warrants issued pursuant to our initial public offering (the “Public Warrants”)  are governed by our second amended and restated certificate of incorporation, as amended (the “Charter”), our second amended and restated bylaws (the “Bylaws”) and the Delaware General Corporation Law (the “DGCL”), and, in the case of the Public Warrants, the Warrant Agreement, dated December 22, 2020 (the “Warrant Agreement”), between 7GC and the Continental Stock Transfer & Trust Company, as the warrant agent.

S-3

Our Securities

Our authorized share capital consists of 350,000,000 shares, consisting of 250,000,000 shares of Class A common stock, 25,000,000 shares of Class B common stock, $0.0001 per share (the “Class B common stock”), 74,999,999 shares of Preferred Stock and 1 share of Series FE Preferred Stock. As of August 25, 2025, we have 3,652,782 shares of Class A common stock, 231,114 shares of Class B common stock, 0 shares of Preferred Stock and 1 share of Series FE Preferred Stock issued and outstanding, respectively; we have other securities outstanding, as noted elsewhere in this prospectus supplement. Holders of Class A common stock and Class B common stock have the same rights except for voting rights. In respect of matters requiring the votes of stockholders, each share of Class A common stock is entitled to one vote, and each share of Class B common stock is entitled to 10 votes. Except with respect to an amendment, alteration or repeal of any provisions of the current Certificate of Incorporation or the related Certificate of Designation that materially and adversely affects the rights, preferences or voting power of the Series FE Preferred Stock or as otherwise required by law, the Series FE Preferred Stock vote separately as a class, the Series FE Preferred Stock does not have any voting rights and is not convertible; the Series FE Preferred Stock does however contain certain preemptive rights and some protective provisions, both of which are in effect until December 2026.

Corporate Information

7GC, our predecessor company, was incorporated in the State of Delaware in September 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving 7GC and one or more businesses. 7GC completed its IPO in December 2020. In December 2023, First Merger Sub merged with and into Legacy Banzai, and Legacy Banzai, as the Surviving Corporation, merged with and into Second Merger Sub, with Second Merger Sub being the surviving entity, which ultimately resulted in Legacy Banzai becoming a wholly-owned direct subsidiary of 7GC. In connection with the Mergers, 7GC changed its name to Banzai International, Inc.

Our principal executive offices are located at 435 Ericksen Ave NE, Suite 250, Bainbridge Island, WA 98110. Our telephone number is (206) 414-1777. Our website address is www.banzai.io. The information on our corporate website is not part of, and is not incorporated by reference into, this prospectus.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and may remain an emerging growth company until December 31, 2026 (the last day of the fiscal year that follows the fifth anniversary of the completion of our initial public offering), or until such earlier time as we have more than $1.235 billion in annual revenue, we become a “large accelerated filer” under SEC rules, or we issue more than $1 billion of non-convertible debt over a three-year period. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm under Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use this extended transition period under the JOBS Act until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company, which would allow us to take advantage of many of the same exemptions available to emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation. We will be able to take advantage of these scaled disclosures for so long as our voting and non-voting Class A common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting Class A common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

S-4

THE OFFERING

Class A common stock offered by us	Shares of our Class A common stock having an aggregate offering price of up to $7,525,033.

Class A common stock outstanding immediately following the offering	6,152,793 shares, assuming sales of 2,500,011 shares in this offering at an assumed offering price of $3.01 per share, which was the last reported sale price of our Class A common stock on The Nasdaq Capital Market on August 21, 2025. The actual number of shares issued will vary depending on how many shares of our Class A common stock we choose to sell and the prices at which such sales occur.

Plan of distribution	Sales of our Class A common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on The Nasdaq Capital Market, on any other existing trading market for the Class A common stock in the United States. The sales agent is not required to sell any certain number of shares or dollar amount of our Class A common stock, but will act as a sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of Class A common stock requested to be sold by us, consistent with its normal trading and sales practices, subject to the terms of the sales agreement. See section titled “Plan of Distribution” on page S-12 of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds of this offering, together with our existing cash and cash equivalents, to satisfy certain repayment obligations under the Note (as defined below), for working capital and other general corporate purposes, including sales and marketing activities, product development and capital expenditures. We may also be required to use a portion of the net proceeds of this offering to redeem all or any portion of the senior secured convertible notes issued in June and August of 2025. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk factors	See the section titled “Risk Factors” on page S-6 in this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Class A common stock.

Nasdaq Capital Market symbol	“BNZI”

The number of shares of our Class A common stock to be outstanding immediately after this offering is based on 3,652,782 shares of our Class A common stock outstanding as of August 25, 2025 and excludes (the “Additional Securities”):

●	23,000 shares issuable upon exercise of outstanding Public Warrants with an exercise price of $5,750.00;

●	1,657 shares issuable upon exercise of the warrant issued on December 14, 2023 (the “GEM Warrant”), to GEM Global Yield LLC SCS and GEM Yield Bahamas Limited (collectively, “GEM”), with an exercise price of $3,245.00 per share, which will be adjusted downward to 105% of the per share consideration received in this offering pursuant to anti-dilution price protections contained within those warrants;;

●	12,567 shares issuable upon exercise of outstanding stock options with a weighted average exercise price of $346.73 granted through August 25, 2025;

●	199,067 shares issuable upon vesting of outstanding restricted stock units granted through August 25, 2025;

●	222,367 shares issuable upon conversion of senior convertible notes with an exercise price of $38.90;

●	231,114 shares issuable upon conversion of outstanding shares of Class B common stock;

●	27,778 shares issuable upon exercise of outstanding common stock purchase warrants with an exercise price of $90.00 that were issued May 2024 pursuant to a “best efforts” offering of our Class A common stock (“Best Efforts Offering”);

●	1,667 shares issuable upon exercise of warrants issued to the placement agent of the Best Efforts Offering with an exercise price of $100.00 per share;

●	189,689 shares are issuable upon exercise of the Alco / CPBF common stock warrant with an exercise price of $38.90 per share;

●	117,647 shares issuable upon exercise of outstanding Class A common stock purchase warrants that were issued on November 6, 2024, with an exercise price of $25.00;

●	117,647 shares issuable upon exercise of outstanding Class B common stock purchase warrants that were issued on November 6, 2024, with an exercise price of $25.00;

●	8,824 shares issuable upon exercise of warrants issued to the placement agent pursuant to the “PIPE” that closed in June 2025, with an exercise price of $53.13;

●	126,973 shares issuable upon exercise of common stock purchase warrants issued on June 30, 2025, with an exercise price of $3.4891;

●	50,157 shares issuable upon exercise of warrants issued to the financial advisor of the transaction that closed on June 30, 2025, with an exercise price of $3.4891;

●	126,107 shares issuable upon exercise of common stock purchase warrants issued on August 19, 2025, with an exercise price of $3.4891; and

●	40,125 shares issuable upon exercise of warrants issued to the financial advisor of the transaction that closed on August 19, 2025, with an exercise price of $4.36.

S-5

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus supplement and the accompanying prospectus, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Relating to this Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively .

Other than any payments that may be required pursuant to the Amended Loan Agreement or June Purchase Agreement, as such terms are hereinafter defined, our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds of this offering, together with our existing cash and cash equivalents, to repay certain obligations under the Note (as defined below), for working capital and other general corporate purposes, including sales and marketing activities, product development and capital expenditures. We may also need to use some of the proceeds to redeem the Rodman Notes (as defined below). The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short- and intermediate term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

The Class A common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver instructions to Wainwright to sell shares of our Class A common stock at any time throughout the term of the Sales Agreement. The number of shares that are sold through Wainwright after our instruction will fluctuate based on a number of factors, including the market price of our Class A common stock during the sales period, the limits we set with Wainwright in any instruction to sell shares, and the demand for our Class A common stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The market price of our Class A common stock may be adversely affected by the future issuance and sale of additional shares of our Class A common stock, including pursuant to the Sales Agreement, or by our announcement that such issuances and sales may occur.

Our capital stock currently outstanding consists of our Class A common stock and Class B common stock. In addition, the applicable conversion rates for certain of our warrants may be adjusted based on sales of Class A common stock in this offering based on applicable anti-dilution provisions, which may lead to the issuance of additional shares of Class A common stock.

S-6

Holders of Class A common stock and Class B common stock vote together as a single class. Each share of Class A common stock was entitled to one (1) vote per share and each share of Class B common stock was entitled to ten (10) votes per share.

All of our issued and outstanding shares of Class A common stock may be sold in the market, including any shares of Class A common stock issued pursuant to the Sales Agreement, and will be freely tradeable, except for any shares held by our “affiliates,” as that term is defined in Rule 144 under the Securities Act. We cannot predict the size of future issuances or sales of shares of our Class A common stock, including those made pursuant to the Sales Agreement with the sales agent or in connection with future acquisitions or capital raising activities, or the effect, if any, that such issuances or sales may have on the market price of our Class A common stock. The issuance and sale of substantial amounts of shares of our Class A common stock, including issuances and sales pursuant to the Sales Agreement, or announcement that such issuances and sales may occur, could adversely affect the market price of our Class A common stock. If there are more shares of Class A common stock offered for sale than buyers are willing to purchase, then the market price of our Class A common stock may decline to a market price at which buyers are willing to purchase the offered shares of Class A common stock and sellers remain willing to sell the shares.

In addition, sales of stock by any of our executive officers or directors could have a material adverse effect on the trading price of our Class A common stock.

Future issuances of our Class A common stock or instruments convertible or exercisable into our Class A common stock may materially and adversely affect the price of our Class A common stock and cause dilution to our existing stockholders.

Historically, we have raised capital by issuing common stock, preferred stock and warrants in various offerings because no other reasonable sources of capital were available. These offerings of common stock, preferred stock and warrants have materially and adversely affected the prevailing market prices of our Class A common stock and caused significant dilution to our stockholders. We have also previously raised capital through the issuance of convertible notes, none of which are currently outstanding.

We may need to raise capital through offerings of common stock, preferred stock, warrants and convertible debt in the future. We may obtain additional funds through public or private debt or equity financings, subject to certain limitations. If we issue additional shares of Class A common stock or instruments convertible or exercisable into Class A common stock, it may materially and adversely affect the price of our Class A common stock. In addition, the exercise and/or conversion price, as applicable, of some or all of our warrants and/or convertible notes, as applicable, may dilute the ownership interests of our stockholders, and any sales in the public market of any of our Class A common stock issuable upon such conversion or exercise could adversely affect prevailing market prices of our Class A common stock. In addition, the applicable conversion rates for certain of our warrants may be adjusted based on sales of Class A common stock in this offering based on applicable anti-dilution provisions, which may lead to the issuance of additional shares of Class A common stock.

If you purchase shares of our Class A common stock sold in this offering, you may incur immediate and substantial dilution.

Some or all of the public offering price per share in this offering may exceed the pro-forma as adjusted net tangible book value per share of our outstanding Class A common stock. After giving effect to an assumed sale of shares of Class A common stock in the aggregate amount of $7,525,033 at an assumed public offering price of $3.01 per share, which was the last reported sale price per share of our common stock on The Nasdaq Capital Market on August 21, 2025, and after deducting the commissions and estimated offering expenses payable by us, you would incur immediate and substantial dilution in the amount of $5.50 per share.

In addition to this offering, subject to market conditions and other factors, we may pursue additional equity financings in the future, including future public offerings or future private placements of equity securities or securities convertible into or exchangeable for equity securities at prices that may be higher or lower than the price per share of common stock paid by you in this offering. Further, the exercise of outstanding options or warrants could result in further dilution to investors and any additional shares issued in connection with acquisitions will result in dilution to investors. In addition, the market price of our common stock could fall as a result of resales of any of these shares of common stock due to an increased number of shares available for sale in the market.

S-7

Our stock price may be volatile.

The market price of our Class A common stock may be thinly traded, highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	Fluctuations in and unpredictability of our sales cycle;

●	Changes to the physical security and technology industries;

●	Current and future competition;

●	Additions or departures of key personnel;

●	Additional sales of our Class A common stock and other securities;

●	Our ability to execute our business plan;

●	Operating results that fall below expectations;

●	Loss of any strategic relationship;

●	Continued access to working capital funds;

●	Economic and other external factors; and

●	The threat of terrorism, geopolitical tensions, and general disruptions in the global economy, including the impacts of military action, financial and economic sanctions, and increasing geopolitical tensions related to the ongoing conflicts between Russia and Ukraine and Israel and its surrounding areas.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Class A common stock. As a result, you may be unable to resell your shares at a desired price.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights to our technologies.

We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic partnerships and licensing arrangements. To the extent that we raise additional capital through the sale or issuance of equity, warrants or convertible debt securities, the ownership interest of our existing stockholders may be diluted, and the terms of such securities may include liquidation or other preferences that adversely affect your rights as a stockholder.

In addition, if we raise additional capital through debt financing, it may involve agreements that include covenants further limiting or restricting our ability to take certain actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise additional funds through strategic partnerships or licensing agreements with third parties, we may have to relinquish valuable rights to our technologies or grant licenses on terms that are not favorable to us. If we are unable to raise additional funds when needed, we may be required to delay, limit, reduce or terminate our development and commercialization efforts.

S-8

Our stock is subject to minimum requirements to remain listed on The Nasdaq Capital Market, including a minimum bid price requirement and stockholders’ equity requirement, and may be delisted if it does not maintain or regain, as applicable, compliance with those requirements.

Nasdaq Marketplace Rule 5550(a)(2) requires a minimum bid price of $1.00 per share for primary equity securities listed on The Nasdaq Capital Market (the “Minimum Bid Price Requirement”).

To regain compliance with the Minimum Bid Price Rule, we effected a reverse stock split at a ratio of 1-for-50, effective as of September 19, 2024 (the “September Reverse Stock Split”). Subsequently, we effected a 1-for-10 reverse stock split of the shares of the Company’s common stock, effective as of July 8, 2025 (the “July Reverse Stock Split”). Following the July Reverse Stock Split, the bid price of our common stock surpassed $1.00 per share. However, we have not yet been notified that we regained compliance with the Minimum Bid Price Requirement and cannot guarantee that Nasdaq will decide that we have.

While Nasdaq rules do not impose a specific limit on the number of times a listed company may effect a reverse stock split to maintain or regain compliance with the Minimum Bid Price Requirement, Nasdaq has stated that a series of reverse stock splits may undermine investor confidence in securities listed on Nasdaq. In addition, Nasdaq Listing Rule 5810(c)(3)(A)(iv) states that if any listed company that fails to meet the Minimum Bid Price Requirement after effecting one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, then the company is not eligible for a Minimum Bid Price Requirement compliance period of 180 days.

As a result, since we effected the 1-for-50 September Reverse Stock Split and the 1-for-10 July Reverse Split, Nasdaq would begin the process of delisting our common stock without providing a Minimum Bid Price Requirement compliance period. However, we could still be eligible to request a hearing before the Nasdaq Panel to present its plan for regaining and sustaining compliance with the Minimum Bid Price Requirement.

If our common stock ceases to be listed for trading on The Nasdaq Capital Market, we expect that our common stock would be traded on one of the three tiered marketplaces of the OTC Markets Group. If Nasdaq were to delist our common stock, it would be more difficult for our stockholders to dispose of our common stock and more difficult to obtain accurate price quotations on our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock or warrants are not listed on a national securities exchange.

Holders of convertible promissory notes have certain rights upon an event of default under their respective agreements that could harm our business, financial condition and results of operations and could require us to curtail or cease our operations.

On June 27, 2025, we issued a senior secured convertible note in the aggregate original principal amount of $2,200,000 (the “June 2025 Notes”). As of August 22, 2025, the outstanding balance of the June 2025 Notes is $1,373.333. On August 19, 2025 we issued an additional senior secured convertible note in the aggregate original principal amount of $2,200,000, on the same terms and conditions as the June 2025 Notes (the “August 2025 Notes”, collectively with the June 2025 Notes, the “Rodman Notes”), except that the August 2025 Notes have a maturity date of August 19, 2026, the conversion price of the August 2025 notes is $3.4891 per share.

Events of default under the Rodman Notes, none of which have occurred as of the date of this prospectus supplement, are defined under the Rodman Notes to include among others: (i) failure to pay any amounts due under the Rodman Notes when and as due after any applicable cure period; (ii) failure to meet filing and effectiveness deadlines concerning this registration statement; (iii) any default of at least $500,000 of indebtedness other than with respect to the Rodman Notes; (iv) any bankruptcy, liquidation or other similar proceeding, or any voluntary bankruptcy or similar proceeding commenced by the Company or any subsidiary, or an admission in writing of its inability to pay its debts generally as they become due; (v) the entry by a court of a decree, order, judgment or similar document in respect of the Company or any subsidiary of a voluntary or involuntary bankruptcy or similar proceeding not dismissed within thirty (30) days of its initiation; (vi) failure to convert the Rodman Notes or deliver underlying Class A common stock on a timely basis; (vii) suspension from trading or listing of the Common Stock for five consecutive trading days; and (viii) failure to effect the issuance and sale of at least $1 million in gross proceeds in this offering during any consecutive twenty (20) trading day period (the “ATM Default”).

The Rodman Notes provide that upon an Event of Default, including an ATM Default, the note holders may require the Company to redeem (regardless of whether the Event of Default has been cured) all or a portion of the Rodman Notes at a price equal to the greater of (i) the product of (A) the Conversion Amount (as defined in the Rodman Notes) to be redeemed multiplied by (B) the Redemption Premium (as hereinafter defined) and (ii) the product of (X) the quotient of (a) the Conversion Amount to be redeemed divided by (b) the Alternate Conversion Price (as defined in the Rodman Notes) then in effect at such time as the note holder delivers an Event of Default redemption notice multiplied by (Y) the product of (1) the Redemption Premium multiplied by (2) the greatest closing price of the Class A common stock on any trading day during the period commencing on the date immediately preceding such Event of Default and ending on the date the Company makes the entire payment required to be made. Additionally, until the Event of Default Redemption Price (together with any late charges thereon) is paid in full, the Conversion Amount submitted for redemption (together with any late charges thereon) may be converted, in whole or in part, by the note holder into Class A common stock pursuant to the terms of the Rodman Notes. The Redemption Premium is equal to 115%.

The note holders may also require redemption of the Rodman Notes upon a Change of Control (as defined in the Rodman Notes) at a premium of one hundred thirty (130%) percent. The exercise of any of the above rights upon an event of default could substantially harm our financial condition and force us to curtail, or even cease our operations.

S-9

USE OF PROCEEDS

We may issue and sell shares of our Class A common stock having aggregate sales proceeds of up to $7,525,033 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We expect to use the net proceeds of this offering, together with our existing cash and cash equivalents, to repay certain obligations under the Note (as defined below), for working capital and other general corporate purposes, including sales and marketing activities, product development and capital expenditures. We may also use a portion of the net proceeds for the acquisition of, or investment in, products, technologies, solutions or businesses. However, we have no present commitments or agreements to enter into any acquisitions or investments. We may also be required to use a portion of the net proceeds of this offering to redeem all or any portion of the Rodman Notes, which  the Company issued on June 27, 2025 and August 19, 2025, pursuant to that certain securities purchase agreement, entered into on June 27, 2025 (the “June Purchase Agreement”) with an institutional investor (the “Rodman Buyer”), as further described below. The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, investment-grade, interest-bearing instruments.

CP BF Note

On September 23, 2024, we issued convertible note (the “Note”) to CP BF Lending, LLC (“CP BF”) with a principal amount of $8,758,775, pursuant to the Second Amendment to Loan Agreement, dated as of September 23, 2024 (the “Amended Loan Agreement”). Pursuant to the Amended Loan Agreement, interest shall accrue as payable-in-kind at an annual interest rate of 15.5% per annum, which shall increase to 20% upon the occurrence of an event of default. We shall also pay CP BF a $900 monthly servicing fee, which may increase by 7% annually if certain fees increase in cost; we paid CP BF a one-time origination fee in the amount of $160,000. Until such time as the loan is paid in full, CP BF maintains the right to appoint one representative to our Board of Directors to attend and observe the Board of Director meetings. The Note may be converted into shares of our Class A common stock at a conversion price of $3.89 per share and matures on February 19, 2027.

The Amended Loan Agreement also provides certain instances in which we must prepay the loan, including after the issuance of any capital stock. Following such an issuance, we are required to prepay the Obligations (as defined in the Amended Loan Agreement) in an aggregate amount equal to 20% of the net cash proceeds received in the related issuance. Because this offering constitutes an issuance of capital stock, we are required to prepay to CP BF 20% of the net proceeds received pursuant to the Sales Agreement.

The Rodman Notes

As per the terms of the Rodman Notes, upon the occurrence of an ATM, like this offering, the Rodman Buyer has the right to require the Company redeem all, or any portion, of the Rodman Notes not in excess of the Rodman Buyer’s pro rata amount of 30% of the gross proceeds received pursuant to the June Purchase Agreement. If the Rodman Buyer elects his/her right to redeem the Rodman Notes, the Company shall redeem any such portion in cash at a price equal to 115% of the amount being redeemed. The Rodman Notes accrue interest at a rate of 10.0% per annum and mature twelve (12) months from the date of issuance.

S-10

DILUTION

If you invest in our Class A common stock, your interest may be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Class A common stock immediately after this offering.

Our net tangible book deficit of common stock as of June 30, 2025, was approximately $(27,469,169), or approximately $(11.08) per share of common stock based upon 2,478,587 shares of common stock outstanding as of such date. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of June 30, 2025.

After giving effect to: the issuance of 1,405,309 shares of our Class A common stock, including (a) 1,180,320 shares of Class A common stock issued pursuant to that certain Standby Equity Purchase Agreement, dated December 14, 2023, by and between the Company and YA II PN, LTD, a Cayman Islands exempt limited partnership managed by Yorkville, as amended by the Supplemental Agreement, dated as of February 5, 2024 (collectively, the “SEPA”), (b) 23,600 shares of Class A common stock issued to certain consultants, (c) an aggregate of 176,212 shares of Class A common stock issued pursuant to loan conversions, (d) 25,122 shares of Class A common stock issued pursuant to restricted stock units that vested and (e) 55 share rounding adjustment associated with the July Reverse Stock Split (collectively, the “Post June 30 Issuances”), our pro forma net tangible book deficit as of June 30, 2025 would have been approximately $(22,674,434), or approximately $(5.84) per share.

After giving further effect to the assumed sale of our Class A common stock in the aggregate amount of $7,525,033 at an assumed offering price of $3.01 per share, the last reported sale price of our Class A common stock on The Nasdaq Capital Market on August 21, 2025, and after deducting placement agent fees, clearing costs and other estimated offering expenses payable by us, the pro forma as adjusted net tangible book value as of June 30, 2025 would have been approximately $(15,901,905) or $(2.49) per share. This represents an immediate increase in pro forma the net tangible book deficit of $3.35 per share to existing stockholders and an immediate dilution of $5.50 per share to the investors purchasing shares of our Class A common stock in this offering at the assumed offering price.

The following table illustrates the dilution in net tangible book value per share as a result of this offering:

Assumed price per share - closing price on August 21, 2025		$3.01

Net tangible book deficit per share as of June 30, 2025	$(11.08)
Increase in net tangible book deficit per share after giving effect to the Post June 30 Issuances	$5.24
Pro forma tangible book deficit per share as of June 30, 2025 after giving effect to the Post June 30 Issuances	$(5.84)
Increase in pro forma net tangible book deficit per share attributable to this offering	$3.35

Pro forma as adjusted net tangible book deficit per share after giving effect to this offering		$(2.49)

Dilution per share to new investors in this offering		$(5.50)

For purposes of calculating pro forma as adjusted net tangible book deficit, the number of shares of our common stock outstanding prior to and after this offering is based on 2,478,587 shares of Common Stock outstanding as of June 30, 2025, after giving effect to the Post June 30 Issuances, assumes the issuance of 2,500,011 shares of our Class A common stock in connection with this Offering, and excludes the Additional Securities.

To the extent that any of the foregoing are exercised, investors participating in the Offering will experience further dilution.

S-11

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Wainwright, as our sales agent, under which we may offer and sell from time to time shares of our Class A common stock pursuant to this prospectus. The sales, if any, of shares of our Class A common stock made under the Sales Agreement may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on or through The Nasdaq Capital Market, the trading market for our Class A common stock, or any other existing trading market in the United States for our Class A common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law.

We will designate the maximum amount of shares of our Class A common stock to be sold through the sales agent on a daily basis or otherwise as we and the sales agent agree and the minimum price per share at which such shares may be sold. Subject to the terms and conditions of the Sales Agreement, the sales agent will use its commercially reasonable efforts to sell on our behalf all of the designated shares. We may instruct the sales agent not to sell any shares if the sales cannot be effected at or above the price designated by us in any such instruction. We or the sales agent may suspend the offering of shares at any time and from time to time by notifying the other party. We cannot predict the number of shares that we may sell hereby or if any shares will be sold.

Settlement for sales of Class A common stock will occur on the first trading day (or such other settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time) following the date on which any sales are made, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the sales agent a commission of 3.0% of the gross sales price per share sold through it as our agent under the Sales Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Sales Agreement, we agreed to reimburse Wainwright for the fees and expenses of its legal counsel in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $100,000. Additionally, pursuant to the terms of the Sales Agreement, we have also agreed to reimburse Wainwright (i) $5,000 per due diligence update session conducted in connection with each such date we file our Annual Report on Form 10-K and (ii) $2,500 per due diligence update session in connection with each such date we file our Quarterly Reports on Form 10-Q. We estimate that the total expenses of this offering payable by us, excluding commissions payable to the sales agent under the Sales Agreement, will be approximately $526,752.

The sales agent will provide to us written confirmation following the close of trading on The Nasdaq Capital Market each day in which shares are sold under the Sales Agreement. We will report in our filings under the Exchange Act, at least quarterly the number of shares sold by or through the sales agent under the Sales Agreement, the net proceeds to us and the aggregate compensation of the sales agent in connection with sales of the shares.

Under the terms of the Sales Agreement, we also may sell shares of our Class A common stock to the sales agent, as principal for its own account, at a price per share agreed upon at the time of sale. If we sell shares to the sales agent as principal, we will enter into a separate terms agreement with the sales agent and we will describe the agreement in a separate prospectus supplement or pricing supplement.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our shares of Class A common stock while the offering is ongoing under this prospectus.

The offering of shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement by us or by the sales agent as provided therein.

In connection with the sale of shares of our Class A common stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the sales agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agent against certain liabilities, including civil liabilities under the Securities Act.

Our Class A common stock is listed on The Nasdaq Capital Market and trades under the symbol “BNZI.” The transfer agent for our Class A common stock is Continental Stock Transfer & Trust.

From time to time, Wainwright and its affiliates have provided and may in the future provide various investment banking and other financial services for us and our affiliates, for which services they have received and may continue to receive in the future receive customary fees and commissions. Wainwright acted as our exclusive placement agent in connection with our private placement in September 2024, for which it received compensation. In addition, in the ordinary course of its various business activities, the sales agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The sales agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

S-12

LEGAL MATTERS

Hunter Taubman Fischer & Li LLC, New York, New York, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Banzai International, Inc. Wainwright is being represented in connection with this offering by Lowenstein Sandler LLP, New York, New York.

EXPERTS

Marcum LLP (“Marcum”), an independent registered public accounting firm, audited our financial statements for the years ended December 31, 2024 and 2023 included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report included therein, which report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern, and is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Marcum’s report, given on their authority as experts in accounting and auditing.

CBIZ CPAs P.C., an independent registered public accounting firm (“CBIZ CPAs”), has audited ClearDoc, Inc.’s financial statements for the years ended December 31, 2023 and 2022, as set forth in their report. The office of CBIZ CPAs is located at700 W 47th St., Ste. 1100 Kansas City, MO 64112. ClearDoc, Inc.’s financial statements are incorporated by reference in reliance on CBIZ CPAs’ report, given on their authority as experts in accounting and auditing.

Bush & Associates CPA LLC, an independent registered public accounting firm (“B&A”), has audited Vidello’s financial statements for the years ended March 31, 2024 and 2023, as set forth in their report. The office of B&A is located at 179 N. Gibson Rd., Henderson, NV 89014. Vidello’s financial statements are incorporated by reference in reliance on B&A’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, including us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.banzai.io. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Contracts, agreements or other documents are or may be filed as exhibits to the registration statement, or documents incorporated by reference in the registration statement. Statements in this prospectus supplement and the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

S-13

INFORMATION INCORPORATED BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompany prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement, the accompanying prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our 2024 Annual Report, filed with the SEC on April 15, 2025;

●	our Quarterly Report for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025;

●	our Quarterly Report for the quarter ended June 30, 2025, filed with the SEC on August 14, 2025;

●	our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 23, 2025, January 31, 2025, February 3, 2025, February 13, 2025, March 3, 2025, March 4, 2025, April 11, 2025, April 15, 2025, April 18, 2025, April 25, 2025, June 10, 2025, June 27, 2025, July 2, 2025, July 3, 2025, July 9, 2025 August 8, 2025 and August 22, 2025; and

●	the description of our common stock filed as Exhibit 4.11 to our Annual Report on Form 10-K, filed with the SEC on April 15, 2025.

Nothing in this prospectus shall be deemed to incorporate information furnished, but not filed, with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Banzai International, Inc.
Investor Relations

435 Ericksen Ave., Suite 250

Bainbridge Island, Washington

(206) 414-1777

S-14

PROSPECTUS

$30,000,000

Banzai International, Inc.

Class A common stock

Preferred Stock

Warrants

Subscription Rights

Debt Securities

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell Class A common stock, preferred stock, warrants, subscription rights, debt securities, units, or a combination of these securities, for an aggregate offering price of up to $30,000,000. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our Class A common stock, par value $0.0001 per share (the “Class A common stock”), is currently listed on the Nasdaq Capital Market under the symbol “BNZI”. As of the date of this prospectus, none of the other securities that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

As of July 22, 2025, the aggregate market value of our Class A common stock held by non-affiliates was $9,192,701, based on 2,425,515 shares of outstanding Class A common stock held by non-affiliates and the closing price of $3.79 on July 22, 2025.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 2, in addition to Risk Factors contained in the applicable prospectus supplement.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission, or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters, or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated August 8, 2025

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $30,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in this offering.

Unless the context otherwise requires, references to “we,” “our,” “us,” “BNZI” or the “Company” in this prospectus mean BANZAI INTERNATIONAL, INC., a Delaware corporation, on a consolidated basis with its wholly owned subsidiaries, as applicable.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents and information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

All statements in this prospectus and the documents and information incorporated by reference in this prospectus that are not historical facts are forward-looking statements. We may, in some cases, use terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions or the negative of such items that convey uncertainty of future events or outcomes to identify forward-looking statements.

Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made, and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Forward-looking statements are those that do not relate strictly to historical or current facts. Examples of forward-looking statements may include, among others, statements regarding the Company’s:

●	future financial, business and operating performance and goals;

●	annualized recurring revenue and customer retention;

●	ongoing, future or ability to maintain or improve its financial position, cash flows, and liquidity and its expected financial needs;

●	potential financing and ability to obtain financing;

●	our continued listing with Nasdaq;

●	acquisition strategy and proposed acquisitions and, if completed, their potential success and financial contributions;

●	strategy and strategic goals, including being able to capitalize on opportunities;

●	expectations relating to the Company’s industry, outlook and market trends;

●	total addressable market and serviceable addressable market and related projections;

●	plans, strategies and expectations for retaining existing or acquiring new customers, increasing revenue and executing growth initiatives; and

●	product areas of focus and additional products that may be sold in the future.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which the Company operates may differ materially from those made in or suggested by the forward-looking statements. Therefore, investors should not rely on any of these forward-looking statements. Factors that may cause actual results to differ materially include changes in the markets in which the Company operates, customer demand, the financial markets, economic, business and regulatory and other factors, such as the Company’s ability to execute on its strategy. More detailed information about risk factors can be found in this prospectus, the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q under the heading “Risk Factors,” and in other reports filed by the Company, including reports on Form 8-K. The Company does not undertake any duty to update forward-looking statements after the date they are made, except as required by law.

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ABOUT BNZI

Overview

Banzai is a Marketing Technology (MarTech) company that produces data-driven marketing and sales solutions for businesses of all sizes. Our mission is to help our customers accomplish their mission - by enabling better marketing, sales, and customer engagement outcomes. Banzai endeavors to acquire companies strategically positioned to enhance our product and service offerings, increasing the value provided to current and prospective customers.

Banzai was founded in 2015. The first product Banzai launched was Reach, a SaaS and managed services offering designed to increase registration and attendance of marketing events, followed by the acquisition of Demio, a SaaS solution for webinars designed for marketing, sales, and customer success teams, in 2021 and the launch of Boost, a SaaS solution for social sharing designed to increase attendance for Demio-hosted events by enabling easy social sharing by event registrants, in 2023. Our customer base included over 3,070 customers as of December 31, 2024, and comes from a variety of industries, including (among others) healthcare, financial services, e-commerce, technology, and media, in over 90 countries. Our customers range in size from solo entrepreneurs and small businesses to Fortune 500 companies. No single customer represents more than 10% of our revenue. Since 2021, we have focused on increasing mid-market and enterprise customers for Demio. Progress towards this is reflected in our increase in multi-host Demio customers from 14 on January 1, 2021, to 94 as of March 31, 2025. Our overall customer base has also increased due to the addition of 419 customers from OpenReel (as further described herein).

We sell our products using a recurring subscription license model typical in SaaS businesses. Pricing tiers for our main product, Demio, are based on the number of host-capable users, desired feature sets, and maximum audience size. Boost pricing tiers are based on the Demio plan to which the customer subscribes. Reach pricing is based on the number of event campaigns a customer has access to run simultaneously or the maximum number of registrations a customer is allowed to generate per subscription period. Banzai’s customer contracts vary in term length from single months to multiple years.

Our Class A common stock is currently listed on The Nasdaq Capital Market under the symbol “BNZI.” Our warrants, each exercisable for one share of Class A common stock at a price of $11.50 per share, originally issued in the IPO (the “Public Warrants”), are currently listed on The Nasdaq Capital Market under the symbol “BNZIW.”

The rights of holders of our Class A common stock and Public Warrants are governed by our second amended and restated certificate of incorporation (the “Charter”), our second amended and restated bylaws (the “Bylaws”) and the Delaware General Corporation Law (the “DGCL”), and, in the case of the Public Warrants, the Warrant Agreement, dated December 22, 2020 (the “Warrant Agreement”), between 7GC and the Continental Stock Transfer & Trust Company, as the warrant agent.

Our principal executive offices are located at 435 Ericksen Ave NE, Suite 250, Bainbridge Island, WA 98110. Our telephone number is (206) 414-1777.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company under the JOBS Act until the earliest of (i) the last day of our first fiscal year (a) following the fifth anniversary of 7GC’s IPO (December 22, 2025), (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates; and (ii) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and non-voting Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our voting and non-voting Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

As a result, the information in this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus. Please also see the risk factor stated below.

Our stock is subject to minimum requirements to remain listed on the Nasdaq Capital Market, including a minimum bid price requirement and stockholders’ equity requirement, and may be delisted if it does not maintain or regain, as applicable, compliance with those requirements.

Nasdaq Marketplace Rule 5550(a)(2) requires a minimum bid price of $1.00 per share for primary equity securities listed on the Nasdaq Capital Market (the “Minimum Bid Price Requirement”).

To regain compliance with the Minimum Bid Price Rule, the Company effected a reverse stock split at a ratio of 1-for-50, effective as of September 19, 2024 (the “September Reverse Stock Split”). Subsequently, the Company effected a 1-for-10 reverse stock split of the shares of the Company’s common stock, effective as of July 8, 2025 (the “July Reverse Stock Split”). Following the July Reverse Stock Split, the bid price of the Company’s common stock surpassed $1.00 per share. However, we have not yet been notified that we regained compliance with the Minimum Bid Price Requirement and cannot guarantee that Nasdaq will decide that we have.

While Nasdaq rules do not impose a specific limit on the number of times a listed company may effect a reverse stock split to maintain or regain compliance with the Minimum Bid Price Requirement, Nasdaq has stated that a series of reverse stock splits may undermine investor confidence in securities listed on Nasdaq. In addition, Nasdaq Listing Rule 5810(c)(3)(A)(iv) states that if any listed company that fails to meet the Minimum Bid Price Requirement after effecting one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, then the company is not eligible for a Minimum Bid Price Requirement compliance period of 180 days.

As a result, since the Company has effected the 1-for-50 September Reverse Stock Split and the 1-for-10 July Reverse Split, Nasdaq would begin the process of delisting our common stock without providing a Minimum Bid Price Requirement compliance period. However, the Company could still be eligible to request a hearing before the Nasdaq Panel to present its plan for regaining and sustaining compliance with the Minimum Bid Price Requirement.

If our common stock ceases to be listed for trading on the Nasdaq Capital Market, we expect that our common stock would be traded on one of the three tiered marketplaces of the OTC Markets Group. If Nasdaq were to delist our common stock, it would be more difficult for our stockholders to dispose of our common stock and more difficult to obtain accurate price quotations on our common stock. Our ability to issue additional securities for financing or other purposes, or otherwise to arrange for any financing we may need in the future, may also be materially and adversely affected if our common stock or warrants are not listed on a national securities exchange.

SELECTED FINANCIAL DATA REFLECTING REVERSE STOCK SPLIT

Reverse Stock Split

On July 8, 2025, we effected a 1-for-10 reverse stock split of our Class A common stock and Class B common stock. Based on such reverse stock split, the total number of outstanding shares of Class A common stock was adjusted from 22,710,739 to approximately 2,271,074 and the total number of outstanding shares of Class B common stock was adjusted from 2,311,134 to approximately 231,114. The par value per common share remained unchanged at $0.0001. Our audited consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2024, and the unaudited condensed consolidated financial statements included in our Quarterly Report   on Form 10-Q for the quarterly period ended March 31, 2025, which are incorporated by reference into this prospectus are presented without giving effect to the reverse stock split. Except where the context otherwise requires, share numbers in this prospectus supplement reflect the 1-for-10 reverse stock split of both classes of our common stock.

The following selected financial data has been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on April 15, 2025, and our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2025, as adjusted to reflect the reverse stock split for all periods presented. Our historical results are not indicative of the results that may be expected in the future and results of interim periods are not indicative of the results for the entire year.

AS REPORTED

	Year Ended
	December 31.
	2024	2023
Net loss available to common shareholders	$(31,095,029)	$(14,406,262)
Net loss per common share, basic and diluted	$(6.97)	$(6.00)
Weighted average common shares outstanding, basic and diluted	4,458,169	2,401,988
Common shares outstanding at year end	8,195,163	2,585,297

	Three Months Ended
	March 31,
	2025	2024
Net loss available to common shareholders	$(3,643,479)	$(4,290,132)
Net loss per common share, basic and diluted	$(0.15)	$(1.64)
Weighted average common shares outstanding, basic and diluted	23,963,166	2,612,025
Common shares outstanding at period end	14,686,775	2,669,346

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AS ADJUSTED FOR 1-FOR-10 REVERSE STOCK SPLIT (unaudited)

	Year Ended
	December 31.
	2024	2023
Net loss available to common shareholders	$(31,095,029)	$(14,406,262)
Net loss per common share, basic and diluted	$(69.75)	$(59.98)
Weighted average common shares outstanding, basic and diluted	445,817	240,199
Common shares outstanding at year end	819,516	258,530

	Three Months Ended
	March 31,
	2025	2024
Net loss available to common shareholders	$(3,643,479)	$(4,290,132)
Net loss per common share, basic and diluted	$(1.52)	$(16.42)
Weighted average common shares outstanding, basic and diluted	2,396,317	261,203
Common shares outstanding at period end	1,468,678	266,935

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, including for general working capital purposes, which may include the repayment of outstanding debt.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We may issue from time to time, in one or more offerings the following securities:

●	shares of Class A common stock;

●	shares of preferred stock;

●	debt securities;

●	warrants exercisable for debt securities, Class A common stock, or preferred stock;

●	subscription rights to purchase any of such securities (“Rights”); and

●	units of debt securities, common stock, Class A preferred stock, or warrants, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference or related free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or related free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or related free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus.

The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

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Common Stock

As of July 22, 2025, there were 2,590,936 and 231,114 shares of our Class A common stock, par value $0.0001 per share, and Class B common stock, par value $0.0001 per share (“Class B common stock”), issued and outstanding, respectively.

Class A common stock

Voting rights. Each holder of Class A common stock is entitled to one vote for each share of Class A common stock held of record by such holder on all matters voted upon by the Company’s stockholders, provided, however, that, except as otherwise required in the Charter, as provided by law or by the resolution(s) or any certificate of designation providing for the issue of any preferred stock, the holders of Class A common stock are not entitled to vote on any amendment to the Charter that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Charter (including any certificate of designation relating to any series of preferred stock) or pursuant to the DGCL.

Dividend rights. Subject to the rights of holders of preferred stock, holders of Class A common stock and Class B common stock are entitled to receive ratably, on a per share basis, dividends and other distributions in cash, stock or property of the Company as may be declared and paid from time to time by the Company’s board of directors (the “Board”) out of any of the Company’s assets legally available therefor.

Rights upon liquidation. Subject to applicable law and the rights of holders of preferred stock, holders of Class A common stock and Class B common stock shall be entitled to receive ratably the assets and funds of the Company available for distribution in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by holders of a majority of the outstanding shares of Class A common stock and the holders of a majority of the outstanding shares of Class B common stock, each voting separately as a class.

Other rights. No holder of Class A common stock is entitled to preemptive or subscription rights contained in the Charter or in the Bylaws. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences, and privileges of holders of the Class A common stock are subject to those of the holders of any shares of the preferred stock that the Company may issue in the future.

Class B common stock

Issuance of Class B common stock. Shares of Class B common stock may be issued only to, and registered in the name of, the Company’s Chief Executive Officer, Joseph Davy, and any entities wholly-owned (directly or indirectly) by Mr. Davy, or any trust for the benefit of Mr. Davy, or of which Mr. Davy is a trustee or has sole or shared voting power such that Mr. Davy has Voting Control (as defined in the Charter) over the shares held therein; provided that, in each case, Mr. Davy has sole dispositive power and the exclusive right to direct the voting of all of the shares of Class B common stock held by such entity and the transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such entity) to Mr. Davy (collectively, “Permitted Class B Owners”).

Voting rights. Each holder of Class B common stock is entitled to 10 votes for each share of Class B common stock held of record by such holder on all matters voted upon by the Company’s stockholders, provided, however, that, except as otherwise required in the Charter, as provided by law or by the resolution(s) or any certificate of designation providing for the issue of any preferred stock, the holders of Class B common stock are not entitled to vote on any amendment to the Charter that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Charter (including any certificate of designation relating to any series of preferred stock) or pursuant to the DGCL.

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Dividend rights. Subject to the rights of holders of preferred stock, holders of Class A common stock and Class B common stock are entitled to receive ratably, on a per share basis, dividends and other distributions in cash, stock or property of the Company as may be declared and paid from time to time by the Board out of any of the Company’s assets legally available therefor.

Rights upon liquidation. Subject to applicable law and the rights of holders of preferred stock, holders of Class A common stock and Class B common stock shall be entitled to receive ratably the assets and funds of the Company available for distribution in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by holders of a majority of the outstanding shares of Class A common stock and the holders of a majority of the outstanding shares of Class B common stock, each voting separately as a class.

Transfers. Pursuant to the Charter, holders of shares of Class B common stock are generally restricted from transferring such shares, other than to Josephy Davy, a Permitted Class B Owner or in connection with a divorce or domestic relations order or decree.

Conversion. Each share of Class B common stock will be (1) automatically converted into an equal number of fully paid and nonassessable shares of Class A common stock upon any Transfer (as defined in the Charter) of such shares of Class B common stock, except for a Permitted Transfer (as defined in the Charter) and (2) subject to conversion into an equal number of Class B common stock fully paid and nonassessable shares of Class A common stock at the determination of the Board 90 days after the earliest date (the “Termination Anniversary Date”) that any of the following conditions are satisfied: (i) Mr. Davy’s employment as Chief Executive Officer being terminated for cause or due to death or permanent disability; (ii) Mr. Davy resigns (other than for good reason) as the Chief Executive Officer of the Company; or (iii) Mr. Davy no longer serves as a member of the Board. In the event that Mr. Davy is reinstated as the Chief Executive Officer of the Company or is reelected or reappointed to serve as a member of the Board prior to the Termination Anniversary Date (each, a “Reset Event”), then the shares of Class B common stock will not be converted pursuant to clause (2) unless and until the ninety-day anniversary of the date that any of the foregoing conditions are subsequently met; provided that in the event of a subsequent Reset Event, the next Termination Anniversary Date will extend until the ninety-day anniversary of the date that any of the foregoing conditions are subsequently met without a Reset Event occurring prior to such anniversary. In addition, upon delivery by Mr. Davy of written notice (a “Conversion Notice”) to the Company at any time requesting the conversion of all or a portion of the shares of Class B common stock held by Mr. Davy, the Company shall, without further action on the part of the Company or any holder of shares of Class B common stock, be converted into an equal number of fully paid and nonassessable shares of Class A common stock (a “Voluntary Conversion”). The election by the Founder to effect a Voluntary Conversion shall be irrevocable.

Other rights. No holder of Class B common stock is entitled to preemptive or subscription rights contained in the Charter or in the Bylaws. There are no redemption or sinking fund provisions applicable to the Class B common stock. The rights, preferences, and privileges of holders of the shares of Class B common stock are subject to those of the holders of any shares of the preferred stock that the Company may issue in the future.

Preferred Stock

The Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of Class A common stock, restricting dividends on the capital stock of the Company, diluting the voting power of the Class A common stock, impairing the liquidation rights of the capital stock of the Company, or delaying or preventing a change in control of the Company.

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As of the date of this prospectus, we have 1 share of series FE preferred stock, par value $0.0001 per share (the “Series FE Preferred Stock”) issued and outstanding; there is only share of Series FE Preferred stock authorized. The FE Preferred Stock does not earn any dividends, is not convertible into any other equity securities of the Company and does not have any voting power (other than with respect to an amendment to the Company’s Certificate of Incorporation or designation that materially and adversely affects the rights and preferences of the Series FE Preferred Stock). The Series FE Preferred Stock has a right to participate in any future issuance of company securities for a period of two years after the Series FE Preferred Stock was issued, subject to certain exceptions.

Description of Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

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Description of Warrants

We may issue warrants to purchase our Class A common stock or preferred shares. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

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Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of Class A common stock or preferred shares of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase Class A common stock or preferred shares of the relevant class or series, holders of the warrants will not have any of the rights of holders of Class A common stock or preferred shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the Class A common stock or preferred shares purchasable upon exercise, if any.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

As of July 22, 2025, we have issued and outstanding warrants to purchase up to 1,149,998 shares of Class A common stock

Description of Units

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units comprised of Class A common stock or preferred shares and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

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●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable, if applicable;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Securities to be Registered – Common Stock and Preferred Stock” and “Description of Warrants” will apply to each unit and to any Class A common stock, preferred shares or warrant included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

We may enter into unit agreements with a unit agent. Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

Description of Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. As of the date of this prospectus, we have no outstanding registered debt securities.

We may issue notes under senior or subordinated indentures or, separately, without the use of an indenture. If we issue senior or subordinated notes without the use of an indenture, we will issue such senior or subordinated notes directly to the purchasers of such senior or subordinated notes.

If we issue senior notes under a senior indenture, we will enter into such subordinated indenture with the trustee to be named in such senior indenture. If we issue subordinated notes under a subordinated indenture, we will enter into such subordinated indenture with the trustee to be named in such subordinated indenture. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of such notes and indentures, if any, that describes the terms of the particular note we may offer under this prospectus, and any supplement agreements, before the issuance of the related note. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

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The indentures will be qualified under the Trust Indenture Act of 1939. References to the Trust Indenture Act of 1939 include all amendments thereto. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, and all supplements thereto. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of these provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. In addition, the particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth, among other things:

●	the title;

●	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	the terms of the subordination of any series of subordinated debt, if applicable;

●	the place where payments will be payable;

●	restrictions on transfer, sale, or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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●	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things:

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

●	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;

●	sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders and affiliates;

●	issue or sell stock of our subsidiaries;

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based, or other financial ratios;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

●	the procedures for any auction and remarketing, if any;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	if other than dollars, the currency in which the series of debt securities will be denominated; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

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Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for Class A common stock, preferred shares, or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer, or otherwise dispose of all or substantially all of our assets. However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the registration statement with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

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The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Consolidation, Merger or Sale”;

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●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

●	to evidence and provide for the acceptance of appointment by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations, among others survive until the maturity date or the redemption date:

●	register the transfer or exchange of debt securities of the series;

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●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	appoint any successor trustee; and the following obligations survive the maturity date or the redemption date;

●	recover excess money held by the debenture trustee; and

●	compensate and indemnify the debenture trustee.

As more fully set forth in the indentures, in order to exercise our rights to be discharged, we must either deliver for cancellation all securities of a series to the debenture trustee or must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in a board resolution the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

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Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses, and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will name in the applicable board resolution any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Anti-Takeover Provisions

Certain provisions of Delaware law, our Articles of Incorporation and our Bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of the Company.

Among other things, the Charter and Bylaws:

●	permit the Board to issue up to 75,000,000 shares of preferred stock, with any rights, preferences, and privileges as they may designate, including the right to approve an acquisition or other change of control;

●	provide that the authorized number of directors may be changed only by resolution of the Board;

●	provide that the Board is classified into three classes of directors;

●	provide that, subject to the rights of any series of preferred stock to elect directors, directors may only be removed for cause, which removal may be effected, subject to any limitation imposed by law, by the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the Company’s capital stock entitled to vote generally at an election of directors;

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●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	require that any action to be taken by the Company’s stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent or electronic transmission;

●	provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

●	provide that special meetings of the Company’s stockholders may be called only by the chairperson of the Board, the Company’s Chief Executive Officer or by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors; and

●	do not provide for cumulative voting rights, therefore allowing the holders of a majority of the voting power of the stock of the Company entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose.

The amendment of any of these provisions would require approval by the holders of at least 66 2/3% of the voting power of all of the Company’s then-outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class.

The combination of these provisions makes it more difficult for the Company’s existing stockholders to replace the Board as well as for another party to obtain control of us by replacing the Board. Since the Board has the power to retain and discharge the Company’s officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for the Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the Company’s control.

These provisions are intended to enhance the likelihood of continued stability in the composition of the Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce the Company’s vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company’s shares and may have the effect of delaying changes in the Company’s control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of the Company’s stock.

Certain Anti-Takeover Provisions of Delaware Law

Special Meetings of Stockholders

The Charter and the Bylaws provide that special meetings of the Company’s stockholders may be called only by the Chairman of the Board, the Chief Executive Officer of the Company, or the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Bylaws provide that stockholders seeking to nominate candidates for election to the Board or to bring business before the Company’s annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely under the Bylaws, a stockholder’s notice needs to be received by the Secretary of the Company at the Company’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting provided, however, that in the event that no annual meeting was held during the preceding year or the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Company. The Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude the Company’s stockholders from bringing matters before its annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

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Authorized but Unissued Shares

The Company shall at all times reserve and keep available out of its authorized but unissued shares of Class A common stock, solely for the purpose of effecting the conversion of shares of Class B common stock, such number of shares of Class A common stock as will from time to time be sufficient to effect the conversion of all outstanding shares of Class B common stock into shares of Class A common stock.

Exclusive Forum Selection

The Charter provides that unless the Company consents in writing to the selection of an alternative forum to the fullest extent permitted by the applicable law, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under Delaware statutory or common law: (a) any derivative claim or cause of action brought on behalf of the Company; (b) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company, to the Company or its stockholders; (c) any claim or cause of action against the Company or any current or former director, officer or other employee of the Company, arising out of or pursuant to any provision of the DGCL, the Charter or the Bylaws; (d) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Charter or the Bylaws; (e) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (f) any claim or cause of action against the Company or any current or former director, officer or other employee of the Company, governed by the internal-affairs doctrine or otherwise related to the Company’s internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. The Charter also requires that unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. The above shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Although the Company believes these provisions benefit us by providing increased consistency in the application of the DGCL in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against the Company’s directors and officers, although the Company’s stockholders will not be deemed to have waived its compliance with federal securities laws and the rules and regulations thereunder.

Section 203 of the Delaware General Corporation Law

We have not opted out of the provisions of Section 203 of the DGCL regulating corporate takeovers under the Charter. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of the Company’s outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of the Company’s assets. However, the above provisions of Section 203 do not apply if:

●	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

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●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the Company’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the initial business combination is approved by the Board and authorized at a meeting of the Company’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under certain circumstances, this provision makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Washington Business Corporation Act

The laws of the State of Washington, where the Company’s principal executive offices are located, impose restrictions on certain transactions between certain foreign corporations and significant stockholders. In particular, the WBCA prohibits a “target corporation,” subject to certain exceptions, from engaging in certain “significant business transactions” with a “person” or group of persons which beneficially own 10% or more of the voting securities of the target corporation, or an “acquiring person,” for a period of five years after such acquisition, unless the transaction or acquisition of shares is approved by a majority of the members of the target corporation’s board of directors prior to the time of acquisition. Such prohibited transactions may include, among other things:

●	any merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;

●	any termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares; and

●	allowing the acquiring person to receive any disproportionate benefit as a stockholder.

After the five-year period, a significant business transaction may take place as long as it complies with certain fair price provisions of the WBCA or is approved at an annual or special meeting of stockholders.

The Company will be considered a “target corporation” so long as its principal executive office is located in Washington, and: (i) a majority of its employees are residents of the state of Washington or it employs more than one thousand residents of the state of Washington; (ii) a majority of the Company’s tangible assets, measured by market value, are located in the state of Washington or it has more than $50.0 million worth of tangible assets located in the state of Washington; and (iii) any one of the following: (a) more than 10% of the Company’s stockholders of record are resident in the state of Washington; (b) more than 10% of the Company’s shares are owned of record by state residents; or (c) 1,000 or more of the Company’s stockholders of record are resident in the state of Washington.

If the Company meets the definition of a target corporation, the WBCA may have the effect of delaying, deferring, or preventing a future change of control.

Limitations on Liability and Indemnification of Officers and Directors

The Charter eliminates the Company’s directors’ liability for monetary damages to the fullest extent permitted by applicable law. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;

●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	for any unlawful payment of dividends or redemption of shares; or

●	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

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If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Charter requires the Company to indemnify and advance expenses to the fullest extent permitted by applicable law, to its directors, officers, and agents. The Company maintains a directors’ and officers’ insurance policy pursuant to which the Company’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, the Charter prohibits any retroactive changes to the rights or protections or increase the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

In addition, the Company has entered into separate indemnification agreements with the Company’s directors and officers. These agreements, among other things, require the Company to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of the Company’s directors or officers or any other company or enterprise to which the person provides services at the Company’s request.

We believe these provisions in the Charter are necessary to attract and retain qualified persons as directors and officers.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

1 State Street 30th Floor

New York, NY 10004-1571

212.845.3299

www.continentalstock.com

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

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●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers, or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters, or dealers to solicit offers from certain types of institutions to purchase securities at the offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

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Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Hunter Taubman Fischer & Li LLC, New York, NY. The legality of the securities for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

Marcum LLP (“Marcum”), an independent registered public accounting firm, audited our financial statements for the years ended December 31, 2024 and 2023 included in our Annual Report on Form 10-K for the year ended December 31, 2024, as set forth in their report included therein, which report includes an explanatory paragraph regarding the Company’s ability to continue as a going concern, and is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Marcum’s report, given on their authority as experts in accounting and auditing.

CBIZ CPAs P.C., an independent registered public accounting firm (“CBIZ CPAs”), has audited ClearDoc, Inc.’s financial statements for the years ended December 31, 2023 and 2022, as set forth in their report. The office of CBIZ CPAs is located at700 W 47th St., Ste. 1100 Kansas City, MO 64112. ClearDoc, Inc.’s financial statements are incorporated by reference in reliance on CBIZ CPAs’ report, given on their authority as experts in accounting and auditing.

Bush & Associates CPA LLC, an independent registered public accounting firm (“B&A”), has audited Vidello’s financial statements for the years ended March 31, 2024 and 2023, as set forth in their report. The office of B&A is located at 179 N. Gibson Rd., Henderson, NV 89014. Vidello’s financial statements are incorporated by reference in reliance on B&A’s report, given on their authority as experts in accounting and auditing.

Material Changes

None.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly, and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov; you can also find our filings on our company website: www.banzai.io. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them under certain conditions, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and any information that we file subsequent to this prospectus with the SEC will automatically update and supersede this information. The documents we are incorporating by reference are as follows:

●	the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on April 15, 2025;
●	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as filed with the SEC on May 15, 2025;
●	the Company’s Current Reports on Form 8-K filed on January 23, 2025, January 31, 2025, March 4, 2025, April 11, 2025, April 15, 2025, April 25, 2025, June 27, 2025, July 2, 2025, July 3, 2025 and July 9, 2025 (except for the portions of such reports deemed to be furnished and not filed);
●	the Company’s Current Reports on Form 8-K/A filed on February 3, 2025, February 13, 2025, March 3, 2025, April 18, 2025, and June 10, 2025; and
●	The description of the Registrant’s common stock, par value $0.0001, contained in the Registrant’s Form 8-K filed on December 20, 2023 and any amendment or report filed for the purpose of updating such description.

Information in the documents referred to above that are incorporated by reference in this prospectus were filed prior to the 1-for-10 reverse split of our common stock that was effective on July 8, 2025, and do not reflect the effects of such reverse stock split.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of this prospectus, through the date declared effective, until the termination of the offering of securities contemplated by this prospectus shall be deemed to be incorporated by reference into this prospectus. These documents that we file later with the SEC and that are incorporated by reference in this prospectus will automatically update information contained in this prospectus or that was previously incorporated by reference into this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

We will provide to any person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (excluding exhibits, unless the exhibits are specifically incorporated), at no cost to the requesting party, upon request to us in writing or by telephone using the following information:

Joseph Davy

Chief Executive Officer

Banzai International, Inc.

435 Ericksen Ave., Suite 250

Bainbridge Island, Washington

Tel: (206) 414-1777

Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Up to $7,525,033

BANZAI INTERNATIONAL INC.

Class A Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

August 27, 2025